UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2011, Post Properties, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected the nine directors nominated by the Board of Directors and listed below for a one-year term, (ii) voted to approve, on an advisory basis, executive compensation, (iii) voted for a one year frequency, on an advisory basis, on the future advisory vote on executive compensation, and (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2011. On May 25, 2011, following the Annual Meeting of Shareholders, the Board of Directors determined that future advisory votes on executive compensation will be held on an annual basis. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1 - Election of Directors

Nominees	For	Withheld	Non-Votes
Robert C. Goddard, III	42,203,138	50,228	3,572,634
Douglas Crocker II	41,704,312	549,054	3,572,634
David P. Stockert	41,997,268	256,099	3,572,634
Herschel M. Bloom	41,924,095	329,271	3,572,634
Walter M. Deriso, Jr.	42,203,829	49,537	3,572,634
Russell R. French	41,957,338	296,028	3,572,634
Dale Anne Reiss	42,206,042	47,324	3,572,634
Stella F. Thayer	42,199,972	53,394	3,572,634
Ronald de Waal	41,994,329	259,037	3,572,634

Proposal 2 - Advisory Vote on Executive Compensation

For	Against	Abstain	Non-Votes
41,802,793	428,590	21,983	3,572,634

Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

1 Yr	2 Yrs	3 Yrs	Abstain	Non-Votes
37,713,313	28,277	4,494,922	16,853	3,572,634

Proposal 4 - Ratification of the Appointment of the Independent Registered Public Accountants

For	Against	Abstain
45,595,951	224,231	5,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2011

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2011

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

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